EXHIBIT 99.1

PROXY

EARLE M. JORGENSEN HOLDING COMPANY, INC.

For Special Stockholders Meeting on              2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Maurice S. Nelson, Jr. and William S. Johnson, or either of them, each with full power of substitution, to represent the undersigned at a special meeting of the stockholders of the Earle M. Jorgensen Holding Company, Inc. (the “Corporation”) and any adjournments or postponements of the special stockholders’ meeting, and to vote, as designated below and, in their judgment and discretion, upon such other business as may properly come before the meeting, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special stockholders’ meeting will be held at __________ a.m. ______ time on ____________________, 2005 at _______________________________________.

The undersigned hereby acknowledges receipt of the proxy statement/prospectus of the Corporation and Earle M. Jorgensen Company (“EMJ”), dated as of __________, 2005, soliciting adoption and approval by the Corporation’s stockholders of an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Corporation, EMJ and EMJ Metals LLC (“EMJ Metals LLC”), pursuant to which the Corporation will be merged with and into EMJ Metals LLC, with EMJ Metals LLC surviving (the “Merger”), and (i) all issued and outstanding shares of Holding common stock, $0.01 par value (“Holding Common Stock”) will be converted into shares of common stock, par value $0.001, of the Company (the “Common Stock”), and (ii) all issued and outstanding shares of Holding’s 13% Cumulative Preferred Stock, $0.01 par value, and Holding’s Variable Rate Cumulative Preferred Stock, $0.01 par value, will be converted into a combination of cash and Common Stock, on a pro rata basis as specified in the Merger Agreement.

This proxy was mailed to the stockholders of the Corporation on approximately__________ ___, 2005 with instructions below to complete and return this proxy card to the secretary of the Corporation. Only stockholders of record at the close of business on _________ __, 2005 (the “Record Date”), will be entitled to vote at the special stockholders’ meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL STOCKHOLDERS’ MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTION IS SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND FINANCIAL RESTRUCTURING AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT UNLESS SUCH DISCRETION IS WITHHELD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND FINANCIAL RESTRUCTURING AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

(continued and to be signed on the reverse side)

ELECTION AND VOTING INSTRUCTIONS:

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person, if you desire.

Please mark votes as in this example ☒

THE BOARD OF DIRECTORS OF EARLE M. JORGENSEN HOLDING COMPANY, INC. RECOMMENDS A VOTE “FOR” THE FOLLOWING:

Proposal to adopt and approve the Merger Agreement and the Merger and financial restructuring pursuant to the terms of the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion proxies are authorized to vote upon such other business as may properly come before the special stockholders’ meeting, or any adjournment or postponement of the special stockholders’ meeting, and is specifically authorized to vote in favor of any adjournment or postponement of the special stockholders’ meeting.	GRANT ☐	WITHHOLD ☐

	Mark here if you plan to attend the special stockholders’ meeting		☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

DATE: , 2005

NAME:	SIGNATURE:

NAME:	SIGNATURE:

IMPORTANT: In signing this proxy, please sign your name or names in the same way in which your shares are held. When signing as a fiduciary, please give your full title. If shares are registered in the names of two or more persons, each should sign.

This proxy should be mailed in the enclosed envelope to:

William S. Johnson

Corporate Secretary, Vice President and Chief Financial Officer

Earle M. Jorgensen Holding Company

10650 Alameda Street

Lynwood, California 90262

[THE NAME OF THE STOCKHOLDER AND THE NUMBER(S) AND CLASS(ES) OF CAPITAL STOCK OF THE CORPORATION HELD BY SUCH STOCKHOLDER SHALL BE AFFIXED BY LABEL HERE.]	Mark here for address change and note at left ☐